UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2015

Sterling Bancorp
(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
400 Rella Boulevard, Montebello, New York		10901
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition

On January 27, 2015, Sterling Bancorp (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) attaching a copy of the Company’s earnings release for the quarter ended December 31, 2014 as Exhibit 99.1 (“Earnings Release”). This amended report is being filed to remove pages 12 and 13 of the Earnings Release that were inadvertently included in the version of the Earnings Release attached to the Original Filing. These two pages were correctly omitted in the version of the Earnings Release that was issued by the Company through its customary newswire services. A copy of the corrected Earnings Release for the quarter ended December 31, 2014 is attached to this Current Report on Form 8-K/A as Exhibit 99.1. All other information in the attached Earnings Release is identical to that in the Original Filing.

The information contained in this amended report, including Exhibit 99.1 attached hereto, is considered to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section. The information in this Current Report amendment shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

The release contains forward-looking statements regarding the Company and includes a cautionary statement identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01.     Financial Statements and Exhibits

(a)	Exhibits

99.1	Sterling Bancorp Press Release, dated January 27, 2015, as amended.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

STERLING BANCORP

Date:       February 2, 2015

By:	/s/ Luis Massiani
Luis Massiani Senior Executive Vice President and Principal Financial Officer